EXECUTION VERSION

ELEVENTH AMENDMENT

TO

FINANCING AGREEMENT

THIS ELEVENTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of March 30, 2012 (the “Effective Date”), by and among ENVIRONMENTAL QUALITY MANAGEMENT, INC., an Ohio corporation (“EQMI”), EQ ENGINEERS, LLC, an Indiana limited liability company (“EQE” and together with EQMI, each a “Borrower” and collectively, “Borrowers”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”), is as follows:

Preliminary Statements

A.           Borrowers and Bank are parties to a Financing Agreement dated as of October 31, 2006, as amended by the First Amendment to Financing Agreement dated as of October 1, 2007, the Second Amendment to Financing Agreement dated as of September 12, 2008, the Third Amendment to Financing Agreement dated as of February 10, 2009, the Fourth Amendment to Financing Agreement dated as of December 29, 2010, the Fifth Amendment to Financing Agreement dated as of February 4, 2011, the Sixth Amendment to Financing Agreement dated as of March 15, 2011, the Seventh Amendment to Financing Agreement dated as of October 28, 2011, the Eighth Amendment to Financing Agreement dated as of November 4, 2011, the Ninth Amendment to Financing Agreement dated as of December 30, 2011, and the Tenth Amendment to Financing Agreement dated as of January 31, 2012 (as amended, the “Financing Agreement”). Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Financing Agreement.

B.           Borrowers have requested that Bank: (i) consent to the Eleventh Amendment Greber Transaction and the Eleventh Amendment Aguero Transaction (both as defined in Section 2 below); and (ii) make certain other changes to the Financing Agreement and certain of the other Loan Documents, all as more specifically set forth herein.

C.           Bank is willing to consent to such requests and so amend the Financing Agreement and other Loan Documents, all as contemplated by the terms, and subject to the conditions, of this Amendment.

Statement of Amendment

In consideration of the covenants, agreements, and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrowers hereby agree as follows:

1.          Amendments to Financing Agreement. Subject to the satisfaction of the conditions of this Amendment, the Financing Agreement is hereby amended as follows:

1.1           Section 1.1 of the Financing Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical order, to provide in their respective entireties as follows:

“Additional Greber Convertible Subordinated Note” means the $188,959 Convertible Subordinated Note issued by Parent to Jack S. Greber as of the Eleventh Amendment Effective Date in exchange for the $150,000 unpaid principal of and $38,959 accrued and unpaid interest on the Subordinated Greber Exchange Note issued as of the Ninth Amendment Effective Date.

“Eleventh Amendment” means the Eleventh Amendment to Financing Agreement, dated to be effective as of the Eleventh Amendment Effective Date, by and between Borrowers and Lender with respect to this Agreement.

“Eleventh Amendment Effective Date” means the Effective Date (as defined in the Eleventh Amendment).

“First Amendment to Ninth Amendment Beacon Noteholder Subordination Agreement” means the First Amendment to Amended and Restated Subordination Agreement dated as of the Eleventh Amendment Effective Date by and between Bank and Subordinated Lender Agent (as defined in the Ninth Amendment Beacon Noteholder Subordination Agreement).

1.2           The following definitions in Section 1.1 of the Financing Agreement are hereby amended in their entireties by substituting the following in their respective places:

“Ninth Amendment Beacon Noteholder Subordinated Notes” means each of, and collectively, the Subordinated Debt Notes (as defined in the Ninth Amendment Beacon Noteholder Subordination Agreement), which includes, for sake of clarity and without limitation, the Additional Greber Convertible Subordinated Note.

“Ninth Amendment Beacon Noteholder Subordination Agreement” means the Amended and Restated Subordination Agreement dated as of the Ninth Amendment Effective Date among the Ninth Amendment Beacon Subordinated Noteholders and Bank, as amended by the First Amendment to Ninth Amendment Beacon Noteholder Subordination Agreement.

1.3           Schedule 9.18 to the Financing Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 9.18 in its place. Exhibit E to the Financing Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit E in its place.

2.          Consents by Bank. Borrowers have requested that Bank consent to (i) the exchange of the Subordinated Greber Exchange Note for the Additional Greber Convertible Subordinated Note (as defined in Section 1.1 of this Amendment), pursuant to a Convertible Note Purchase Agreement dated as of the Eleventh Amendment Effective Date by and between Parent and Jack S. Greber (the “Eleventh Amendment Greber Transaction”), and (ii) the payment in full of the $350,000 Beacon Aguero Subordinated Note, the outstanding principal and interest of which is $390,466 as of the Effective Date, with Mr. Aguero accepting $300,000 as payment in full of the Beacon Aguero Subordinated Note (the “Aguero Payoff”), as evidenced by a payoff letter from Mr. Aguero dated as of the Effective Date (the “Aguero Payoff Letter”) (the “Eleventh Amendment Beacon Aguero Transaction”), both as required under the Financing Agreement and the other Loan Documents. Subject to the terms, and on the conditions, of this Amendment, Bank hereby consents to the Eleventh Amendment Greber Transaction and the Eleventh Amendment Beacon Aguero Transaction, including for purposes of Section 3.2(c) of the Parent Guaranty. The consent provided in this Section 2, either alone or together with other consents which Bank may give from time to time, shall not, by course of dealing, implication or otherwise, obligate Bank to consent to any other incurrence of Indebtedness otherwise prohibited by the Financing Agreement or the other Loan Documents, in any case past, present or future, other than that specifically consented to by this Amendment, or reduce, restrict or in any way affect the discretion of Bank in considering any future consent requested by Borrowers. Upon the Aguero Payoff and the application of the funds in Section 3.1(v) below to the outstanding balance of the Revolving Loans, the Beacon Aguero Subordination Agreement will be deemed to be terminated and of no force and effect, and Mr. Aguero shall be entitled to rely on this Agreement for the purposes of such termination.

3.          Conditions, Other Documents; Covenant.

3.1           As conditions precedent to the effectiveness of this Amendment and the consent delineated in Section 2 of this Amendment, with the signing of this Amendment, Borrowers will deliver, or cause to be delivered, to Bank, all in form and substance satisfactory to Bank: (i) the First Amendment to Ninth Amendment Beacon Noteholder Subordination Agreement, duly executed by the Subordinated Lender Agent, including the Reaffirmations attached thereto duly executed by each of Parent and Jack S. Greber (the “First Amendment to Subordination Agreement”); (ii) an executed copy of the Convertible Note Purchase Agreement dated as of the Eleventh Amendment Effective Date by and between Parent and Jack S. Greber, (iii) an executed copy of the Additional Greber Convertible Subordinated Note; (iv) an executed copy of the Aguero Payoff Letter; (v) the payment to Bank of $279,425 for application to the outstanding balance of the Revolving Loans, which payment is the result of a dividend payment from Beacon Texas to BEC, a subsequent dividend payment from BEC to Parent, and Parent’s subsequent contribution of capital to EQMI; (vi) copies, certified by the Secretary of each Borrower, of resolutions of the Board of Directors or managers, as applicable, of such Borrower, authorizing the execution of this Amendment and the other Eleventh Amendment Documents (as defined below) to which such Borrower is a party; (vii) the Reaffirmation of Guaranty and Security set forth after the signatures below, duly executed by Parent; (viii) a copy, certified by the Secretary of Parent, of resolutions of the Board of Directors of Parent, authorizing the execution of the Reaffirmation of Guaranty and Security referenced in the immediately preceding clause; (ix) the Reaffirmation of Subordination set forth after the signatures below, duly executed by Argentum; (x) the Reaffirmation of Subordination set forth after the signatures below, duly executed by Argentum, as agent on behalf of the Beacon Subordinated Noteholders; (xi) the Reaffirmation of Subordination set forth after the signatures below, duly executed by Argentum, as agent on behalf of the Additional Beacon Subordinated Noteholders; and (xii) such other documents, instruments, and agreements deemed necessary by Bank to effect the amendments to Borrowers’ credit facilities with Bank contemplated by this Amendment.

3.2           Within fifteen (15) days after the signing of this Amendment, Borrowers covenant and agree to deliver, or cause to be delivered, to Bank, in form and substance satisfactory to Bank a copy of each of the Subordinated Greber Exchange Note and the Beacon Aguero Subordinated Note, marked “cancelled”.

4.          Representations. To induce Bank to accept this Amendment, Borrowers hereby represent and warrant to Bank as follows:

4.1           Each Borrower has full power and authority to enter into, and to perform its obligations under, as applicable, this Amendment and the other Loan Documents executed, amended, or amended and restated in connection herewith (collectively, the “Eleventh Amendment Documents”) and the execution and delivery of, and the performance of its obligations under and arising out of, each applicable Eleventh Amendment Document has been duly authorized by all necessary corporate or limited liability company action, as applicable.

4.2           Each Eleventh Amendment Document, as applicable, constitutes the legal, valid and binding obligations of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

4.3           Each of Borrowers’ representations and warranties contained in the Loan Documents are complete and correct in all material respects as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment (except where such representations and warranties speak solely as of an earlier date), subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Financing Agreement.

4.4           No Event of Default has occurred and is continuing under the Financing Agreement.

5.          Costs and Expenses. As a condition of this Amendment, Borrowers will promptly on demand pay or reimburse Bank for the costs and expenses incurred by Bank in connection with this Amendment, including, without limitation, Attorneys’ Fees.

6.          Release. Each Borrower hereby releases Bank from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Loan Documents, other than such liabilities, damages and claims which arise after the execution of this Amendment. The foregoing release does not release or discharge, or operate to waive performance by, Bank of its express agreements and obligations stated in the Loan Documents on and after the date of this Amendment.

7.          Default. Any default by Borrowers in the performance of Borrowers’ obligations under this Amendment shall constitute an Event of Default under the Financing Agreement.

8.          Continuing Effect of the Financing Agreement; Security. Except as expressly amended hereby, all of the provisions of the Financing Agreement are ratified and confirmed and remain in full force and effect. Borrowers and Bank hereby expressly intend that this Amendment shall not in any manner: (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to the Loan Documents. Each Borrower ratifies and reaffirms any and all grants of Liens to Bank on the Loan Collateral as security for the Obligations, and each Borrower acknowledges and confirms that the grants of the Liens to Bank on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of the Permitted Liens.

9.          One Agreement; References; Fax Signature. The Financing Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the Financing Agreement will be deemed to be references to the Financing Agreement as amended by this Amendment. All references in any of the Loan Documents to the Ninth Amendment Beacon Noteholder Subordination Agreement will be deemed to be references to the Ninth Amendment Beacon Noteholder Subordination Agreement as amended by the First Amendment to Subordination Agreement. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution thereof, and if so signed, (i) may be relied on by each party as if the documents were a manually signed original and (ii) will be binding on each party for all purposes.

10.         Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

11.         Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

12.         Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

13.         Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

14.         Reaffirmation of Cross-Guaranty. Each Borrower hereby: (i) ratifies and reaffirms the Cross-Guaranty and (ii) acknowledges and agrees that no Borrower is released from its obligations under the Cross-Guaranty by reason of this Amendment or the other Loan Documents and that the obligations of each Borrower under the Cross-Guaranty extend, among other Obligations of Borrowers to Lender, to the Obligations of Borrowers under this Amendment and other Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by Borrowers as of the Effective Date.

ENVIRONMENTAL QUALITY MANAGEMENT, INC.

By:	/s/ Robert R. Galvin
Robert R. Galvin, Chief Financial Officer

EQ ENGINEERS, LLC

By:	/s/ Jack S. Greber
Jack S. Greber, Manager

Accepted at Cincinnati, Ohio

as of the Effective Date.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Aaron R. Sceva
Aaron R. Sceva, Assistant Vice President